Exhibit 10.80

KGI Bank Co., Ltd.

KGI Bank	CHINA DEVELOPMENT FINANCIAL

Letter of Credit Terms & Conditions

Contract Nr.: KB1Nr. 107089

The contractor has applied for various business dealing with the Bank, and has gain the approval. Hereto based on the terms and conditions of General Letter of Credit signed by the contractor and the Bank on Oct. 26th, 2018, both parties agree to sign this “Letter of Credit Terms & Conditions” (hereinafter, “ the Letter”). The agreed conditions are as followed:

§1 Credit Terms

I.	The kinds and amounts of credit:

Short-termed (security) loan of USD$1,600,000 or equivalent foreign currency, utilized on a revolving basis.

II.	Credit Rates

Except for negotiated on a term-by-term basis by both parties, the interest rate shall be counted according to reference rate, plus 0.9% yearly interest rate. Tax plus.

The aforementioned “reference rate” refers to:

a.	the LIBOR Fixing Rate reported by Reuters on 1/2/3 monthly turn on the previous 1 business day, with every 1/2/3 month as a term of interest, updated once in a while.
b.	If there are various agreed interest rate periods, it is up to the contractor to choose the applied interest rate period and its corresponding interest period, and to be agreed by the Bank as the principle. If the contractor has not chosen the should-be-applied interest rate period in the next interest rate, the interest rate period of the last interest period is automatically applied. When the fixed interest rate is not attainable on the base date, it is agreed to take the fixed interest rate of the 1 business day before the base date.

III.	The Management Fee/ Handling Fee:

No.

IV.	The Tenor:

Duration of Credit granted is a year commencing from the date of the agreement.

Each period of financing shall not exceed 12 months.

V.	Repayment:

Interest is paid monthly and the principal shall be repaid upon maturity.

Except with the consent of the Bank:

a.	If any of the credit amount applies to the agreement of decrement and cancellation, the contractor shall pay off the credit balance off that exceeds the amount of decreased and cancelled effective credit amount on amount decrement and cancellation date of each period.
b.	The contractor shall pay off all the balance unpaid under this item of credit on the due day of this credit period.

VI.	Joint and Several Guarantor:

Law Insurance Broker Co. Ltd.

VII.	The Security:

The contractor or the joint and several guarantor, Law Insurance Broker Co. Ltd., shall provide and keep any one or several items of following collaterals according to the 100% amount of this credit balance:

a.	the contractor shall provide and keep foreign currency time deposit, Demand deposit , or reserve account deposit of the Bank at the Bank’s pledge.
b.	the joint and several guarantor, Law Insurance Broker Co. Ltd., shall provide and keep foreign currency time deposit, NTD currency time deposit or reserve account deposit, or foreign currency demand deposit or reserve account deposit of the Bank as the Bank’s pledge.
c.	The contractor or the joint and several guarantor, Law Insurance Broker Co. Ltd., shall provide and keep foreign currency bonds and structured goods and joint related interests agree by the Bank as the Bank’s pledge.

VIII.	Special Conditions:

a.	When the contractor and the joint and several guarantor provide NTD or foreign currency deposit of the Bank as the Bank’s pledge based on item 7th , the related financing into several, guarantee retention rate and the other matters to be followed all should be processed according to especially signed designated deposit financing consent.
b.	When the contractor and the joint and several guarantor provide foreign currency bonds and joint related interests as the Bank’s pledge based on item 7th, the related financing into several, guarantee retention rate and the other matters to be followed all should be processed according to especially signed bonds financing consent.
c.	When the contractor and the joint and several guarantor provide structured goods and joint related interests as the Bank’s pledge based on item 7th, the related financing into several, guarantee retention rate and the other matters to be followed all should be processed according to especially signed structured goods financing consent.

§2 Promissory note & Promissory note authorization

I.	To guarantee the repayment of the debt under this credit item, the contractor and the joint and several guarantor shall co-submit the promissory note unfilled of interest rate, due date, and interest starting date according to the amount and form assigned by the Bank to be reserve by the Bank before the end of this credit line. The Bank has the right (but not the obligation) to inform the contractor and the joint and several guarantor to substitute with another promissory note according to this agreement within the tenor at least twice every two year or when the Bank deems it necessary; once informed, the contractor and the joint and several guarantor are obligated to follow.
II.	As for the promissory note reserved by the Bank, which the contractor and the joint and several guarantor expressly and irretrievably authorized the Bank to, at times when the breach of contract of the general letter of credit happen, the Bank can automatically fill in the interest rate(if multiple interest rates are involved, the maximum interest rate shall prevail), due date and the interest starting date, and other things that should be recorded for the effectively exercising and executing the note according to ROC’s Negotiable Instrument Act according to the actual situation of the debt, and to exercise the right of the note. The contractor and the joint and several guarantor recognize and agree that this authorization shall continue to be valid before the full repayment of all debt under this credit item, and all the acts of the Bank under this authorization should have absolute power toward the contractor and the joint and several guarantor.
III.	The contractor and the joint and several guarantor agree that the Bank take the promissory note signed, endorsed, and guaranteed by the contractor and the joint and several guarantor; when the promissory note is not paid or prompted, the Bank is exempted from the legal procedures and obligations of making a rejection certificate or to inform according to the §89 of Negotiable Instrument Act.

§3 Credit Tenor

The “Negotiable Instrument Act” in this letter refers to the period from effective date of this letter to finishing date of the contractor and the joint and several guarantor repaying the debt, including but not limited to the principle, interest, delayed interest, liquidated damages, guarantee fee, handling fee, managing fee, compensation, collateral pricing fee, fees, fees of obtaining the cost of execution in accordance with the law, fees of participation in the allocation, other fees included in exercising security rights (including lawyer fee), and penalty for damages and the fulfillment of all the obligations that should be performed according to this letter, general letter of credit, joint guarantee agreement, and other credit related contract documents.

§ 4 The validity and interpretation of the contract:

I.	This letter takes effect after both parties finishing signing, and stays in effect within the credit existing period.
II.	This letter belongs to a part of general letter of appointment and joint guarantee agreement. Except especially stated in this letter, the related rights and obligations of this credit shall all follow the agreement of general letter of appointment and joint guarantee agreement.
III.	The supplement and revision of this letter should become binding only after both parties have signed supplementary contract.
IV.	The titles of this letter are designed only for reading convenience, and should not be used to explain the content of each provision.

V.	Except especially stated in this letter, the term definitions and explanation within general letter of appointment and joint guarantee agreement apply to this letter.
VI.	For the avoidance of doubt, according to §1 of this letter, the agreement about joint and several guarantor and joint guarantee agreement, and (or) collateral provider within this credit without mentioning joint and several guarantor and joint guarantee agreement shall not be applied.

§5 Time for Reviewing

The contractor, the joint and several guarantor and collateral provider hereto announce that they have reviewed all the provisions in this letter, and agree to engage in credit business with the Bank according to the credit conditions of this letter.

§6 The Copies of this Letter

The letter is reserved as 1 copy by the Bank, the original (if the contractor requested before signing the contract), or the 1 copy of shadow indicated as “Fully consistent with the original”, are held by the contractor, and 1 copy is held the joint and several guarantor and collateral provider.

KGI Bank	CHINA DEVELOPMENT FINANCIAL

Contractor:

Credit Bank: KGI Bank

Person in Charge: General Manager Jhang,Li-Cynan

Person of Warranty Signature
Date of Warranty	2018.10.26
Location of Warranty	5F., No.311, Sec. 3, Nanjing E. Rd., Shongshan Dist.,Taipei City 10595, Taiwan

Person of Warranty Signature
Date of Warranty	2018.10.26
Location of Warranty	Ibid.

Contractor & Co-invoicer: China United

Insurance Service, INC.

Yi Hsiao Mao, for and on behalf of China

United Insurance Service, INC.

Person in Charge: Yi Hsiao Mao

(Personally signed and stamped)

Profitable business unified number:

USA7302

Joint and Several Guarantor & Co-

invoicer: Law Insurance Broker Co. Ltd.

Person in Charge: Shu Fen Lee

(Personally signed and stamped)

Profitable business unified number:

86300857